Execution Copy

SECURITIES EXCHANGE AGREEMENT

THIS SECURITIES EXCHANGE AGREEMENT, dated as of March 4, 2015 (this

“Agreement”), is by and between Hong Kong Opportunities LLC, a Florida limited liability company (“HKO”), and Max Sound Corporation, a Delaware Corporation (“Company”).

A.                HKO is the holder and beneficial owner of one hundred and twenty million (120,000,000) shares of the Company’s common stock (the “Exchange Shares”), issued by the Company with a par value $0.00001 per share.

B.                 The Company has requested, and HKO has agreed to, the exchange of the Exchange Shares for five million (5,000,000) shares of Series A Convertible Preferred Stock that the Company has authorized but not issued (“Preferred Shares), which Preferred Shares shall carry certain voting and liquidation preferences and conversion rights set forth in the Certificate of Designations, Preferences and Rights, a form of which is attached hereto as Exhibit A (“Certificate”).

C.                 It is a condition precedent to the contemplated exchange of the Exchange Shares that HKO and the Company enter into a Registration Rights Agreement in the form of Exhibit B hereto (the “Registration Rights Agreement”), pursuant to which, upon certain circumstances, the Company will be required to register the shares of common stock into which the Preferred Shares may be converted.

NOW, THEREFORE, in consideration of the mutual promises made herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and HKO hereby agree as follows:

1.                  TERMINOLOGY AND USAGE.

1.1              Definitions. When used herein, the terms below shall have the respective meanings indicated:

“Company” means Max Sound Corporation, a Delaware Corporation, and its successors and permitted assigns.

“Common Stock” means the common stock of Max Sound Corporation. “Business Day” means any day other than a Saturday, a Sunday or a day on which banks in the City of Los Angeles are required or authorized by law to be closed. “Closing” has the meaning specified in Section 2.1 of this Agreement. “Closing Date” has the meaning specified in Section 2.1 of this Agreement.

“Commission” means the Securities and Exchange Commission, and any successor regulatory agency.

“Common Stock” has the meaning specified in the recitals to this Agreement. “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

HKO.

“Exchange Shares” means the common stock of the Company beneficially owned by

“Governmental Authority” means any nation or government, any state, provincial or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any stock exchange, securities market or self-regulatory organization.

“Governmental Requirement” means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, license or other directive or requirement of any federal, state, county, municipal, parish, provincial or other Governmental Authority or any department, commission, board, court, agency or any other instrumentality of any of them.

“Holder” shall initially mean HKO, provided that any Person that subsequently holds any Exchange Shares shall also be deemed a Holder.

“Person” means any individual, corporation, trust, association, company, partnership, joint venture, limited liability company, and joint stock company, Governmental Authority or other entity.

Agreement.

“Registration Rights Agreement” has the meaning specified in the recitals to this

“Rule 144” means Rule 144 under the Securities Act or any successor provision.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Transaction Documents” means (i) this Agreement, (ii) the Registration Rights Agreement, and (iii) Certificate of Designation and all other agreements, documents and other instruments executed and delivered by or on behalf of the Company, HKO or any of their respective officers at the Closing or otherwise in connection with this Agreement.

1.2              Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words “hereof”, “herein” and “hereunder” and words of similar import contained in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.

2.                  EXCHANGE OF SECURITIES.

2.1 Closing. Upon the terms and subject to the satisfaction or waiver of the conditions set forth in Sections 2.2 and 2.3, the Company and HKO agree to exchange the Exchange Shares for the Preferred Shares. The closing of such exchange is hereinafter referred to as the “Closing”, and the date on which the Closing occurs is hereinafter referred to as the “Closing Date”. The Closing will be deemed to occur at the law offices of McMenamin Law Group, located at 460 Park Avenue South, 12th Floor, New York, New York 10016, when each of the conditions to the Closing described in Sections 2.2 and 2.3 has been satisfied or waived as specified therein.

2.2

Conditions to HKO’s Obligations at the Closing. HKO’s obligations to effect the

Closing, including, without limitation, its obligation to exchange its Exchange Shares for the Preferred Shares, are conditioned upon the fulfillment (or waiver by HKO in its sole and absolute discretion) of each of the following events as of the Closing Date, and the Company shall use commercially reasonable efforts to cause each of such conditions to be satisfied:

2.2.1                                the representations and warranties of the Company set forth in this Agreement and in the other Transaction Documents to which the Company is a party shall be true and correct in all material respects as of such date as if made on such date (except to the extent that any such representation or warranty relates to a particular date, such representation or warranty shall be true and correct in all material respects as of that particular date);

2.2.2                                the Company shall have complied with or performed in all material respects all of the agreements, obligations and conditions set forth in this Agreement that are required to be complied with or performed by the Company on or before the Closing;

2.2.3                                the Company shall have executed, and delivered to Holder signed copies of, the stock certificate representing the Preferred Shares, and each of the other Transaction Documents to which the Company is a party;

2.2.4                                the Company’s counsel shall have confirmed that it has in its possession the originals of (i) the stock certificate representing the Exchange Shares, and (ii) the executed signature pages to each of the other Transaction Documents and other deliverables required to be delivered under this Section 2.2, and such counsel shall have confirmed that all such originals will be delivered to Holder no later than the Business Day immediately following the Closing Date; and

2.2.5                                there shall be no injunction, restraining order or decree of any nature of any court or Governmental Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby and by the other Transaction Documents.

2.3              Conditions to the Company’s Obligations at the Closing. The Company’s obligations to effect the Closing with HKO are conditioned upon the fulfillment (or waiver by the Company in its sole and absolute discretion) of each of the following events as of the Closing Date:

2.3.1                                the representations and warranties of HKO set forth in this Agreement and in the other Transaction Documents to which it is a party shall be true and correct in all material respects as of such date as if made on such date (except to the extent that any such representation or warranty relates to a particular date, such representation or warranty shall be true and correct in all material respects as of that date);

2.3.2                                HKO shall have complied with or performed all of the agreements, obligations and conditions set forth in this Agreement that are required to be complied with or performed by HKO on or before the Closing;

2.3.3                                there shall be no injunction, restraining order or decree of any nature of any court or Governmental Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby and by the other Transaction Documents;

2.3.4                                HKO shall have executed each Transaction Document to which it is a party and shall have delivered copies of the same to the Company; and

2.3.5                                the Company’s counsel shall have confirmed that it has in its possession the originals of (i) the stock certificate representing the Exchange Shares, and (ii) the executed signature pages to each of the other Transaction Documents and other deliverables required to be delivered under this Section 2.3.

3.                  REPRESENTATIONS AND WARRANTIES OF HKO

HKO hereby represents and warrants to the Company and agrees with the Company that, as of the date hereof:

3.1              Authorization; Enforceability. HKO is duly and validly organized, validly existing and in good standing under the laws of Florida with the requisite corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party. This Agreement constitutes, and upon execution and delivery thereof, each other Transaction Document to which HKO is a party will constitute, HKO’s valid and legally binding obligation, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) general principles of equity.

3.2              Shares Ownership. HKO is the sole record and beneficial owner of the Exchange Shares and such Exchange Shares are free and clear of all liens and encumbrances, and not subject to any transfer or other restrictions and are freely tradable.

3.2              Accredited Investor. HKO (i) is an “accredited investor” as that term is defined in Rule 501 of the Securities Act, (ii) was not formed or organized for the specific purpose of making an investment in the Company, and (iii) is acquiring the Preferred Shares solely for its own account and not with a present view to the public resale or distribution of all or any part thereof, except pursuant to sales that are registered under, or exempt from the registration requirements of, the Securities Act and/or sales registered under the Securities Act.

3.3              No Conflicts. The execution and performance of this Agreement and the other Transaction Documents to which HKO is a party do not conflict in any material respect with any agreement to which HKO is a party or is bound, any court order or judgment applicable to HKO, or the constituent documents of HKO.

3.4              No Fees. HKO is not obligated to pay any compensation or other fee, cost or related expenditure to any underwriter, broker, agent or other representative in connection with the transactions contemplated hereby.

4.                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to HKO and agrees with HKO that, as of the date hereof:

4.1              Organization and Good Standing. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to carry on its business as now conducted.

4.2              Authorization; Consents. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents, including, without limitation, the exchange of the Exchange Shares to and with HKO in accordance with the terms hereof and thereof. All corporate action on the part of the Company necessary for the authorization, execution and delivery of, and the performance by the Company of its obligations under, the Transaction Documents to which it is a party has been taken, and no further consent or authorization of any Person (including, without limitation, any of the Company’s directors or shareholders or any Governmental Authority (other than such approval as may be required under the Securities Act and applicable state laws in respect of the Registration Rights Agreement) is required under any organizational document, material contract, Governmental Requirement or otherwise.

4.3              Enforcement. This Agreement has been and, at or prior to the Closing, each other Transaction Documents required to be delivered by the Company at the Closing will be, duly executed and delivered by the Company. This Agreement constitutes and, upon the execution and delivery thereof by the Company, each other Transaction Documents will constitute, the valid and legally binding obligation of the Company, enforceable against the Company in accordance with their respective terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) general principles of equity.

4.4              No Conflict. The (i) execution, delivery and performance of this Agreement and the other Transaction Documents and (ii) consummation of the transactions contemplated hereby and thereby will not result in any violation of any provisions of the Company’s certificate of incorporation, bylaws or any other organizational document or in a default under any provision of any material instrument or contract to which the Company is a party or by which it or any of its property is bound, or in violation of any provision of any Governmental Requirement applicable to the Company.

4.5              Due Authorization; Valid Issuance. The Preferred Shares are duly authorized and, when issued, exchanged and delivered in accordance with the terms of this Agreement, will be duly and validly issued, free and clear of any liens imposed by or through the Company.

4.6              Valid Section 3(a)(9) Exchange. The issuance of Preferred Shares in exchange for the Exchange Shares are being made in compliance with the provisions and requirements of Section 3(a)(9) of the Securities Act and, therefore, in determining the “holding period” for purposes of paragraph (d) of Rule 144 of the Securities Act, the Preferred Shares shall be deemed to have been acquired the date on which the Exchange Shares was originally issued.

4.7              No Fees. The Company is not obligated to pay any compensation or other fee, cost or related expenditure to any underwriter, broker, agent or other representative in connection with the transactions contemplated hereby.

5.                  COVENANTS.

5.1              Reports and Filings. The Company shall:

(a)              to the extent required under the Exchange Act, promptly transmit for filing with the Commission a Current Report on Commission Form 8-K disclosing the material terms of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby.

5.2              Indemnification. Each of the Company and the Holder (as the case may be, an “Indemnifying Party”) will indemnify and hold the other party and its directors, managers, officers, shareholders, members, partners, employees and agents (each, an “Indemnified Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that such Indemnified Party may suffer or incur as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by the Indemnifying Party in this Agreement or in the other Transaction Documents.

6.                  MISCELLANEOUS.

6.1              Survival; Severability. The representations, warranties, covenants and indemnities made by the parties herein and in the other Transaction Documents shall survive the Closing notwithstanding any due diligence investigation made by or on behalf of the party seeking to rely thereon. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that in such case the parties shall negotiate in good faith to replace such provision with a new provision which is not illegal, unenforceable or void, as long as such new provision does not materially change the economic benefits of this Agreement to the parties.

6.2              Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Holder may assign its rights and obligations hereunder in connection with any private sale or transfer of the Exchange Shares in accordance with the terms hereof, as long as, as a condition precedent to such transfer, the transferee executes an acknowledgment agreeing to be bound by the applicable provisions of this Agreement, in which case the term “Holder” shall be deemed to refer to such transferee as though such transferee were an original signatory hereto. The Company may not assign its rights or obligations under this Agreement.

6.3              No Reliance. Each party acknowledges that (i) it has such knowledge in business and financial matters as to be fully capable of evaluating this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, (ii) it is not relying on any advice or representation of any other party in connection with entering into this Agreement, the other Transaction Documents or such transactions (other than the representations made in this Agreement or the other Transaction Documents), (iii) it has not received from any other party any assurance or guarantee as to the merits (whether legal, regulatory, tax, financial or otherwise) of entering into this Agreement or the other Transaction Documents or the performance of its obligations hereunder and thereunder, and (iv) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and has entered into this Agreement and the other Transaction Documents based on its own independent judgment and, if applicable, on the advice of such advisors, and not on any view (whether written or oral) expressed by any other party.

6.4              Governing Law; Jurisdiction; Waiver of Jury Trial. (a) This Agreement shall be governed by and construed under the laws of the State of California applicable to contracts made and to be performed entirely within the State of California. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City and County of San Diego California for the adjudication of any dispute hereunder or any other Transaction Document or in connection herewith or therewith or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

(b) EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES AND AGREES THAT ANY DISPUTE OR CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.4(b).

6.5              Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile or electronic transmission.

6.6              Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.7              Notices. Any notice, demand or request required or permitted to be given by the Company or the Holder pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the

U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

If to the Company:

Max Sound Corporation 2902A Colorado Avenue Santa Monica, California Attn: John Blaisure

Tel: (310) 264-0230

with a copy (which shall not constitute notice) to:

McMenamin Law Group 12th Floor

460 Park Avenue South New York, New York 10016 Attn: Paul R. McMenamin Tel: (646) 670-7370

Email: paul@mcmenaminlawgroup.com

and if to Holder, to such address for such Holder as shall appear on the signature page hereof executed by such Holder, or as shall be designated by such Holder in writing to the Company in accordance with this Section 6.7.

6.8              Entire Agreement; Amendments. This Agreement and the other Transaction Documents constitute the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the holders of a majority of the Exchange Shares. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

__________________

MAX SOUND CORPORATION

By: John Blaisure

Title: Chief Executive Officer

HONG KONG OPPORTUNITIES LLC

By: Greg Halpern

By: Greg Halpern